Exhibit 99.1

DOUBLE EAGLE ACQUISITION CORP. TO COMBINE WITH WILLIAMS SCOTSMAN INTERNATIONAL, INC.

FOR IMMEDIATE RELEASE

Privately-held Williams Scotsman, a specialty rental services company providing modular space and portable storage solutions across North America, is to return to the public markets with a well-capitalized balance sheet and enhanced financial flexibility to consolidate its market-leading position and support its future growth strategy

•	Double Eagle Acquisition Corp. (“DEAC”) to acquire Williams Scotsman from Algeco Scotsman (“Algeco”) for a total pre-money enterprise value of US$1.1 billion, implying an acquisition multiple of 7.9x its projected 2018 adjusted EBITDA(1)(2) before transaction expenses
•	Transaction to be funded by cash from DEAC trust account, new senior secured debt financing and new equity from funds managed by TDR Capital LLP (“TDR”)
•	Williams Scotsman is a widely recognized brand, offering innovative Ready to Work modular space solutions and is benefitting from robust end market fundamentals in the United States which are driving strong growth momentum
•	Following the closing of the transaction, Williams Scotsman will have access to over US$800 million of capital to take advantage of strategic growth opportunities
•	Gerry Holthaus, who was Chairman and CEO of Williams Scotsman during its previous period as a successful public company, has agreed to return as Chairman from parent Algeco Scotsman. The Williams Scotsman management team, led by CEO Brad Soultz and CFO Tim Boswell, will continue to manage the business

Los Angeles, CA, August 21, 2017 – Double Eagle Acquisition Corp. (“DEAC”) (NASDAQ: EAGL, EAGLU, EAGLW), a special purpose acquisition company, announced today that it has entered into a definitive agreement with Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings KFT. (together the “Algeco Holders”), pursuant to which DEAC will combine with Williams Scotsman International, Inc. (“WSII” and together with its subsidiaries, “Williams Scotsman”). The Algeco Holders will retain a 10% minority interest in Williams Scotsman through a wholly owned subsidiary of DEAC (the “Algeco Holders’ Rollover Interest”), which interest will be exchangeable for shares of New DEAC (as defined below), subject to certain anti-dilution protection. Upon the closing of the transaction, DEAC will be renamed (“New DEAC”), and will remain NASDAQ-listed under a new ticker symbol.

Williams Scotsman, headquartered in Baltimore MD, and established in the 1940s, is a specialty rental services company providing innovative modular space and storage solutions across North America. It is considered to be a modular space industry pioneer in North America and serves a diverse range of end markets. With an extensive branch network of over 90 locations across North America, staffed by 1,300 sales, service and support personnel, Williams Scotsman serves over 25,000 customers every day with 76,000 units, representing over 34 million square feet and a gross book value of US$1.2 billion. Williams Scotsman is expected to generate revenues of approximately US$438 million and adjusted EBITDA(1) (3) of US$126 million in 2017.

Approximately 90% of Williams Scotsman’s adjusted EBITDA(1) is generated in the United States, which has exhibited a +14% organic compound annual growth rate in adjusted EBITDA(1) since 2015. Williams Scotsman is well-positioned to continue to take advantage of strong underlying market fundamentals to maintain its organic growth momentum. The Company’s Value-Added Products and Services (“VAPS”) offering provides Ready to Work solutions for customers and clear differentiation in the market. Following the transaction, the Company will have greater financial flexibility to execute strategic growth initiatives, as well as leverage its proven operating platform and scale to expand operating margins.

Jeff Sagansky, CEO of DEAC, said, “We are tremendously excited by the opportunity to partner with Williams Scotsman. The leadership team, led by Brad Soultz and Tim Boswell, has done an outstanding job in delivering strong organic growth in their U.S. business despite facing capital constraints. This is a fragmented industry with a few large players; and we believe that the differentiated and scalable operating platform of Williams Scotsman make the economics of consolidation hugely compelling. To reflect our confidence, we have agreed to defer all our founder shares to an earnout structure.”

Brad Soultz, CEO of Williams Scotsman, remarked, “Partnering with DEAC will provide the opportunity to enhance our position as a specialty rental services market leader across North America, creating new and exciting opportunities for our customers and employees. We will continue to focus on executing the three core objectives driving our growth strategy: rolling out our unique “Ready to Work” solutions; leveraging our differentiated and highly scalable operating platform to grow units on rent to better serve our customer base; and delivering attractive returns through disciplined capital management”.

Gerry Holthaus, Chairman-designate of Williams Scotsman, said, “I am excited to return to Williams Scotsman as Chairman and to bring the company back to the public markets. The financial flexibility afforded by this transaction will allow us to expand on our leadership position, be an active participant in industry consolidation and deliver attractive returns for our public shareholders”.

Manjit Dale, Founding Partner of TDR Capital, commented, “We are delighted to be partnering with DEAC on this important transaction for Williams Scotsman. This transaction highlights TDR’s continued strong commitment to Williams Scotsman and we look forward to embarking on this new phase of growth for the business alongside a new set of public shareholders.”

Key Transaction Terms

Under the terms of the transaction, DEAC will acquire all of the outstanding shares of common stock of WSII. The Algeco Holders will retain a 10% minority interest in the company through a wholly owned subsidiary of DEAC. The transaction will be funded by: (i) cash from the DEAC trust account (up to US$500 million); (ii) US$490 million of approximately US$900 million of committed new senior debt financing; (iii) the Algeco Holders’ Rollover Interest; and (iv) cash drawn from a US$500 million equity commitment from TDR to cover up to US$250 million in redemptions of DEAC public shares which reduce the DEAC trust account and to provide approximately US$125 million of surplus cash after payment of transaction expenses. TDR’s remaining equity commitment will be callable by New DEAC’s Board of Directors within one year following the closing to fund qualified strategic growth opportunities. The US$500 million TDR equity commitment provides for the purchase of shares of common stock of New DEAC at the closing of the Business Combination at US$9.60 per share and thereafter at US$10.00 per share. All debt capital sources required to consummate the transaction are fully committed.

TDR is not receiving any cash consideration as part of the transaction. Assuming no redemptions of DEAC public shares, the current shareholders of DEAC, TDR and the Algeco Holders will hold approximately 63%, 27% and 10% respectively, of the issued and outstanding shares of common stock of New DEAC immediately following the closing (treating the Algeco Holders’ Rollover Interest as being exchanged for New DEAC common stock). The acquisition represents a total enterprise value of US$1.1 billion, representing a purchase price multiple of 9.0x and 7.9x projected adjusted EBITDA(1)(2) for 2017 and 2018, respectively, before payment of transaction expenses.

The transaction, which has been approved by the Boards of Directors and Managers, as applicable, of DEAC and the Algeco Holders, is expected to close in late October 2017. Closing is subject to approval by DEAC shareholders and the condition that there are no more than US$250 million in redemptions from the DEAC trust account. DEAC shareholders must also extend DEAC’s deadline to complete a business combination before September 15, 2017. A more detailed description of the transaction terms and a copy of the SPA will be included in a current report on Form 8-K to be filed by DEAC with the United States Securities and Exchange Commission (“SEC”). DEAC expects to file a registration statement on Form S-4, including a proxy statement/prospectus, with respect to this transaction with the SEC in early September 2017.

Prior to completing the Transaction, the Algeco Holders will conduct a carve-out of certain assets from WSII related to the remote accommodation business in the United States and Canada (Target Logistics) of Algeco Group.

Deutsche Bank Securities Inc. and BofA Merrill Lynch are acting as capital markets advisors to DEAC. BofA Merrill Lynch, Deutsche Bank Securities Inc. and Oppenheimer & Co. Inc. are acting as financial advisors to DEAC. Credit Suisse is acting as financial advisor and capital markets advisor to Williams Scotsman. Winston & Strawn LLP is acting as legal advisor to DEAC and Allen & Overy LLP is acting as legal advisor to TDR and the Algeco Holders.

Investor Conference Call

Investors may listen to a presentation regarding the proposed transaction on Monday, August 21, 2017, starting at 5:00 p.m. EDT. The pre-recorded call may be accessed by dialing (877) 389-1525 toll-free in the U.S. or (614) 610-4601 internationally and participants should provide Conference ID number of 74235922. In addition, DEAC will file an investor presentation with the SEC on August 21, 2017, which can be viewed on the SEC website at www.sec.gov

Additional Information about the Transaction and Where to Find It

In connection with the proposed Business Combination, DEAC intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of DEAC’s ordinary shares in connection with DEAC’s solicitation of proxies for the vote by DEAC’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. After the Registration Statement is declared effective, DEAC will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. DEAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about Williams Scotsman, DEAC and the Business Combination. The definitive proxy statement/prospectus will be mailed to shareholders of DEAC as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, Vice President, General Counsel and Secretary, (310) 209-7280.

Participants in the Solicitation

DEAC and its directors and executive officers may be deemed participants in the solicitation of proxies from DEAC’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in DEAC is contained in DEAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, Vice President, General Counsel and Secretary, (310) 209-7280. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the Business Combination when available. Williams Scotsman International, Inc. and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of DEAC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement/prospectus for the Business Combination when available.

About Double Eagle Acquisition Corp.

Double Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. DEAC began trading on NASDAQ in September 2015 and its Class A ordinary shares, units and warrants trade under the ticker symbols EAGL, EAGLU and EAGLW, respectively. DEAC is the third NASDAQ-listed special purpose acquisition company sponsored by Jeff Sagansky, CEO, and Harry Sloan, founding investor.

About Williams Scotsman

Headquartered in the historic Fells Point area of Baltimore, MD, Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, healthcare, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 90 locations, its fleet is comprised of 76,000 modular space and portable storage units and its customer base has grown to more than 25,000.

About TDR Capital

TDR Capital LLP (“TDR Capital”) is a UK-based highly selective private equity firm with a track record of investing in businesses that have delivered excellent returns. TDR Capital has approximately €8 billion under management. TDR has been an investor in Algeco Scotsman, the indirect parent of WSI, since 2004 and has continued to provide additional capital and resources to build out the Algeco Scotsman business through 16 follow-on acquisitions and to facilitate repositioning of the business from a manufacturing to rental-focused enterprise. Today Algeco Scotsman is the leading global business services provider in modular space and storage solutions. The company manages a fleet of more than 274,000 modular and storage units and 10,700 fully managed remote accommodation rooms. The business has operations in 25 countries throughout Europe, North America and Asia-Pacific, making it the world leader in the space rental sector and a company that is the 5th largest player by revenue in the global rental services sector.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Williams Scotsman’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the Business Combination; the inability to recognize the anticipated benefits of the proposed Business Combination; the inability to meet NASDAQ’s listing standards; costs related to the Business Combination; Williams Scotsman’s ability to manage growth; Williams Scotsman’s ability to execute its business plan; Williams Scotsman’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Williams Scotsman’s products; the success of other competing modular space and portable storage solutions that exist or may become available; Williams Scotsman’s ability to identify and integrate acquisitions; rising costs adversely affecting Williams Scotsman’s profitability; potential litigation involving the Company or Williams Scotsman or the validity or enforceability of Williams Scotsman’s intellectual property; general economic and market conditions impacting demand for Williams Scotsman’s products and services; and such other risks and uncertainties as are discussed in the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2016 under the heading “Risk Factors” and the proxy statement/prospectus to be filed relating to the Business Combination. Other factors include the possibility that the Business Combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither the Company nor Williams Scotsman undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including Adjusted EBITDA. Double Eagle, Williams Scotsman International Inc. and TDR believe that this non-GAAP measure is useful to investors for two principal reasons. First, they believe this measure assists investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, these measures are used by Williams Scotsman’s board of directors and management to assess its performance and may (subject to the limitations described below) enable investors to compare the performance of Williams Scotsman and the combined company to its competitors. Double Eagle, Williams Scotsman International Inc. and TDR believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore Williams Scotsman’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release, see “Reconciliation of Non-GAAP Measures” in the Appendix of the investor presentation filed in the 8-K.

Disclaimer

This release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

For Double Eagle Acquisition Corp:

James A. Graf

Chief Financial Officer

jgraf@geacq.com

310-209-7280

1	Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency losses, change in fair value of contingent considerations, goodwill and other impairment charges, restructuring costs and other non-recurring expenses.
2	Projected Adjusted EBITDA includes annualized estimate of standalone public company costs.
3	Without giving effect to annualized estimate of standalone public company costs.